UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 5, 2021

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 5, 2021, Tellurian Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc. (“BRS”), as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters in a registered public offering (the “Offering”) $50,000,000 aggregate principal amount of 8.25% senior notes due 2028 (the “Notes”). Proceeds from the Offering, after deducting underwriting discounts and commissions, a structuring and advisory fee payable to BRS of $750,000 and estimated offering expenses, were approximately $47.1 million. In addition, pursuant to the Underwriting Agreement, the Underwriters were granted an option, exercisable within 30 days, to purchase up to an additional $7,500,000 aggregate principal amount of Notes on the same terms and conditions. The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make due to any such liabilities. The Offering was completed on November 10, 2021.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion of Davis Graham & Stubbs LLP relating to the legality of the Notes sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Underwriting Agreement were made solely for purposes of the agreement and as of a specific date, were solely for the benefit of the parties to the agreement and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Indenture and the Notes

On November 10, 2021, the Company entered into an indenture (the “Base Indenture”), the first supplemental indenture (the “First Supplemental Indenture”), and the second supplemental indenture (the “Second Supplemental Indenture,” and together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), in each case with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Indenture establishes the form, and provides for the issuance, of the Notes.

The Notes are senior unsecured obligations of the Company and rank equal in right of payment with all of the Company’s future senior unsecured and unsubordinated indebtedness. The Notes are effectively subordinated in right of payment to all of the Company’s future secured indebtedness and structurally subordinated to all future indebtedness of the Company’s subsidiaries, including trade payables. The Notes bear interest at the rate of 8.25% per annum. Interest on the Notes is payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing on January 31, 2022. The Notes will mature on November 30, 2028.

At any time prior to November 30, 2023, the Company may redeem the Notes for cash in whole or in part at any time at the Company’s option at a redemption price equal to 100.0% of the principal amount thereof plus the make-whole amount that is further described in the Second Supplemental Indenture as of, and accrued and unpaid interest to, but excluding, the date of redemption.

In addition, the Company may redeem the Notes for cash in whole or in part at any time at the Company’s option (i) on or after November 30, 2023 and prior to November 30, 2024, at a price equal to $25.75 per Note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after November 30, 2024 and prior to November 30, 2025, at a price equal to $25.50 per Note, plus accrued and unpaid interest to, but excluding, the date of redemption, (iii) on or after November 30, 2025 and prior to November 30, 2026, at a price equal to $25.25 per Note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iv) on or after November 30, 2026 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. On and after any redemption date, interest will cease to accrue on the redeemed Notes.

The Indenture contains customary events of default and cure provisions. If an uncured default occurs and is continuing, the Trustee or the holders of at least 25% of the principal amount of the Notes may declare the entire amount of the Notes, together with accrued and unpaid interest, if any, to be immediately due and payable. In the case of an event of default involving the Company’s bankruptcy, insolvency or reorganization, the principal of, and accrued and unpaid interest on, the principal amount of the Notes, together with accrued and unpaid interest, if any, will automatically, and without any declaration or other action on the part of the Trustee or the holders of the Notes, become due and payable.

The foregoing description of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Note is not complete and is qualified in its entirety by the full text of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the form of Note, which are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and Exhibit A to the Second Supplemental Indenture, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1‡	Underwriting Agreement, dated as of November 5, 2021, by and between Tellurian Inc. and B. Riley Securities, Inc.
4.1	Indenture, dated as of November 10, 2021, by and between the Tellurian Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2	First Supplemental Indenture, dated as of November 10, 2021, by and between the Tellurian Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee
4.3	Second Supplemental Indenture, dated as of November 10, 2021, by and between the Tellurian Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee
4.4	Form of 8.25% Senior Note due 2028 (included as Exhibit A to Exhibit 4.3)
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)
‡	Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ L. Kian Granmayeh
Name: Title:	L. Kian Granmayeh Executive Vice President and Chief Financial Officer

Date: November 10, 2021